Exhibit 99.1
SolarWinds Announces Second Quarter 2022 Results
AUSTIN, Texas - August 2, 2022 - SolarWinds Corporation (NYSE:SWI), a leading provider of simple, powerful, and secure IT management software, today reported results for its second quarter ended June 30, 2022.
Second Quarter Financial Highlights from Continuing Operations
•Total revenue for the second quarter of $176.0 million, representing a slight decline year-over-year on a reported basis and 2% year-over-year growth on a constant currency basis, and total recurring revenue representing 86% of total revenue.1
•Net loss for the second quarter of $622.1 million, which includes $621.8 million in impairment charges.
•Adjusted EBITDA for the second quarter of $66.8 million, representing a margin of 38% of total revenue.
For a reconciliation of our GAAP to non-GAAP results, please see the tables below.
“I am proud of our team’s commitment to customer success, backed by their solid execution in the second quarter. We delivered year-over-year growth in subscription revenue for the second quarter of 25%, improved customer retention to historical levels, and are evolving to platform-based solutions that we believe offer the best time to value, time to detect issues, and time to resolve issues for our customers,” said Sudhakar Ramakrishna, President and Chief Executive Officer, SolarWinds. “We are pleased with our results despite challenging foreign exchange and macro headwinds, and we believe that our announcement of SolarWinds Hybrid Cloud Observability last quarter, together with an early version of our integrated SaaS offerings, provide a very unique value proposition for customers to automate, observe, visualize, and remediate in their ongoing digital transformation journeys, thereby significantly improving customer productivity and reducing their costs.”
Second Quarter Business Highlights
•SolarWinds announced key findings from its ninth annual 2022 IT Trends Report examining the acceleration of digital transformation, including that 75% of tech pro respondents say their organizations have prioritized adopting a hybrid IT strategy for their technology environment within the next three years.
•SolarWinds unveiled its Next-Generation Build System, a transformational model for software development that is a key component of the company’s Secure by Design initiative.
•The 2022 GigaOm® Network Observability Radar Report rated SolarWinds® Hybrid Cloud Observability as an Outperforming Leader for network observability, delivering comprehensive, integrated, and full-stack observability, as well as integrating data from across the IT ecosystem, encompassing network, servers, applications and databases.
•TrustRadius®, a customer review platform for B2B technology, recognized nine SolarWinds solutions as 2022 Top Rated Products based on verified user reviews across 21 categories.
Balance Sheet
At June 30, 2022, total cash and cash equivalents and short-term investments were $778.2 million and total debt was $1.9 billion.
As of June 30, 2022, in light of the sustained decline in the total market value of SolarWinds’ outstanding shares of common stock and the impact of current macroeconomic conditions on our projected operating results, we determined it appropriate to perform an interim quantitative assessment of our reporting unit. As a result of the interim goodwill impairment analysis, a $612.4 million non-cash goodwill impairment charge was recognized for the quarter ended June 30, 2022. In addition, we determined the estimated fair value of the SolarWinds trade name, recorded in connection with the take private transaction in early 2016 (“Take Private”), was less than its carrying value and recorded a $9.4 million non-cash impairment charge which is included in general and administrative expense in our consolidated statements of operations for the quarter ended June 30, 2022.
1 Beginning with the first quarter of 2022, we no longer adjust our revenue for the impact of purchase accounting, so GAAP total revenue on a reported basis is equivalent to our non-GAAP total revenue measure we have historically reported.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its quarterly report on Form 10-Q for the period. Information about SolarWinds’ use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”
SolarWinds completed the previously announced separation and distribution of its managed service provider (“N-able”) business into a newly created and separately traded public company, N-able, Inc. on July 19, 2021. N‑able's historical financial results through July 19, 2021, are reflected in SolarWinds' consolidated financial statements as discontinued operations. Effective July 30, 2021, SolarWinds effected a 2:1 reverse stock split of its common stock. As a result of the reverse stock split, all share and per share figures contained in the financial statements have been retroactively restated as if the reverse stock split occurred at the beginning of the periods presented.
Financial Outlook
As of August 2, 2022, SolarWinds is providing its financial outlook for the third quarter and its updated financial outlook for the full year of 2022. The financial information below represents forward-looking non-GAAP financial information, including an estimate of adjusted EBITDA margin and non-GAAP diluted earnings per share. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes, amortization, certain expenses related to the cyberattack that occurred in December 2020 (the “Cyber Incident”), restructuring costs, goodwill and indefinite-lived intangible asset impairment charges and other costs related to non-recurring items. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Financial Outlook for Third Quarter of 2022
SolarWinds’ management currently expects to achieve the following results for the third quarter of 2022:
•Total revenue in the range of $180 to $185 million, representing a slight decline to 2% growth as compared to the third quarter of 2021 total revenue from continuing operations, or growth of 2% to 5% on a constant currency basis assuming the same average foreign currency exchange rates as those in the third quarter of 2021.
•Adjusted EBITDA margin of approximately 39% to 40% of total revenue.
•Non-GAAP diluted earnings per share of $0.19 to $0.21.
•Weighted average outstanding diluted shares of approximately 161.8 million.
Financial Outlook for Full Year of 2022
SolarWinds’ management currently expects to achieve the following results for the full year of 2022:
•Total revenue in the range of $715 to $725 million, representing a slight decline to 1% growth over the full year of 2021 total revenue from continuing operations, or 2% to 3% on a constant currency basis assuming the same average foreign currency exchange rates as those in 2021.
•Adjusted EBITDA margin of approximately 39% to 40% of total revenue.
•Non-GAAP diluted earnings per share of $0.81 to $0.86.
•Weighted average outstanding diluted shares of approximately 162.6 million.
Additional details on the company's outlook will be provided on the conference call.
Conference Call and Webcast
In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results, business and business outlook at 7:30 a.m. CT (8:30 a.m. ET/5:30 a.m. PT). A live webcast of the call and materials presented during the call will be available on the SolarWinds Investor Relations website at http://investors.solarwinds.com. A live dial-in will be available domestically at (888) 330-2446 and internationally at +1 (240) 789-2732. To access the live call, please dial in 5-10 minutes before the scheduled start time and enter the conference passcode 2975715. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.

Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the third quarter and the full year 2022. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “project,” “intend,” “estimate,” “continue,” “may,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) numerous risks related to the Cyber Incident, including with respect to (1) the discovery of new or different information regarding the Cyber Incident, including with respect to its scope, the threat actor’s access to SolarWinds’ environments and its related activities during such period, and the related impact on SolarWinds’ systems, products, current or former employees and customers, (2) the possibility that our mitigation and remediation efforts with respect to the Cyber Incident may not be successful, (3) the possibility that additional confidential, proprietary, or personal information, including information of SolarWinds’ current or former employees and customers, was accessed and exfiltrated as a result of the Cyber Incident, (4) numerous financial, legal, reputational and other risks to us related to the Cyber Incident, including risks that the incident or SolarWinds’ response thereto, including with respect to providing notices to any impacted individuals, may result in the loss, compromise or corruption of data and proprietary information, loss of business as a result of termination or non-renewal of agreements or reduced purchases or upgrades of our products, reputational damage adversely affecting customer, partner and vendor relationships and investor confidence, increased attrition of personnel and distraction of key and other personnel, U.S. or foreign regulatory investigations and enforcement actions, litigation, indemnity obligations, damages for contractual breach, penalties for violation of applicable laws or regulations, significant costs for remediation and the incurrence of other liabilities, (5) risks that our insurance coverage, including coverage relating to certain security and privacy damages and claim expenses, may not be available or sufficient to compensate for all liabilities we incur related to these matters, (6) the possibility that our steps to secure our internal environment, improve our product development environment and ensure the security and integrity of the software that we deliver to our customers may not be successful or sufficient to protect against future threat actors or attacks or be perceived by existing and prospective customers as sufficient to address the harm caused by the Cyber Incident, and (7) the risk that the impact of the Cyber Incident may be proportionally greater in future periods as a result of the spin-off of the N-able business; (b) other risks related to cyber security, including that we may experience other security incidents or have vulnerabilities in our systems and services exploited, which may result in compromises or breaches of our and our customers’ systems or, theft or misappropriation of our and our customers’ confidential, proprietary or personal information, as well as exposure to legal and other liabilities, including the related risk of higher customer, employee and partner attrition and the loss of key personnel, as well as negative impacts to our sales, renewals and upgrades; (c) risks related to the spin-off of the N-able business into a newly created and separately traded public company, including that we may not realize some or all of the anticipated strategic, financial, operational, marketing or other benefits from the separation, or such benefits may be delayed by a variety of circumstances, which may not be under our control, we may experience increased difficulties in attracting, retaining and motivating employees or maintaining or initiating relationships with partners, customers and other parties with which we currently do business, or may do business in the future, we could incur significant liability if the separation is determined to be a taxable transaction, potential indemnification liabilities incurred in connection with the separation could materially affect our business and financial results and N-able may fail to perform under various transaction agreements that were executed as part of the separation; (d) risks related to the evolving breadth of our sales motion and challenges, investments and additional costs associated with increased selling efforts toward enterprise customers and adopting a subscription first approach; (e) risks relating to increased investments in, and the timing of, our transformation from monitoring to observability; (f) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; (g) the possibility that the ongoing global COVID-19 pandemic may adversely affect our business, results of operations and financial condition; (h) any of the following factors either generally or as a result of the impacts of the Cyber Incident, the global COVID-19 pandemic, the war in Ukraine or inflation on the global economy or on our business operations and financial condition or on the business operations and financial conditions of our customers, their end-customers and our prospective customers: (1) reductions in information technology spending or delays in purchasing decisions by our customers, their end-customers and our prospective customers, (2) the inability to sell products to new customers or to sell additional products or upgrades to our existing customers, (3) any decline in our renewal or net retention rates, (4) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates, (5) the timing and adoption of new products, product upgrades or pricing model changes by SolarWinds or its competitors, (6) changes in interest rates, (7) risks associated with our international operations and (8) ongoing sanctions and disruptions resulting from the war in Ukraine; (i) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our operations in order to support additional growth in our business; (j) risks associated with the estimates and assumptions used in our impairment testing; (k) our ability to compete effectively in the markets we serve; (l) our ability to attract, retain and motivate employees; (m) our inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (n) risks associated with our status as a controlled company; and (o) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the period ended December 31, 2021 filed on February 25, 2022 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 that SolarWinds anticipates filing on or before August 9, 2022. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.
SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures, and the method by which their assets were acquired.
There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss).
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below. Unless noted otherwise, all non-GAAP financial measures are derived from our GAAP financial measures from continuing operations.
Non-GAAP Revenue. We define non-GAAP total revenue as total revenue excluding the impact of purchase accounting from acquisitions. The non-GAAP revenue growth rate we provide is calculated using non-GAAP total revenue from the comparable prior period. We historically monitored this measure to assess our performance because we believed our revenue growth rate would be overstated without this adjustment. We believed presenting non-GAAP total revenue aided in the comparability between periods and in assessing our overall operating performance. Beginning in the first quarter of 2022, we no longer adjust our GAAP revenue for the impact of purchase accounting.

Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for entities reporting in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.
Non-GAAP Cost of Revenue and Non-GAAP Operating Income. We provide non-GAAP cost of revenue and non-GAAP operating income and related non-GAAP margins using non-GAAP revenue and excluding such items as the write-down of deferred revenue related to purchase accounting, amortization of acquired intangible assets, stock-based compensation expense and related employer-paid payroll taxes, acquisition and other costs, restructuring costs, Cyber Incident costs and goodwill and indefinite-lived asset impairment. Management believes these measures are useful for the following reasons:

•Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Stock-Based Compensation Expense and Related Employer-paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions, and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Acquisition and Other Costs. We exclude certain expense items resulting from acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. In addition, we exclude certain other costs including expense related to our offerings. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing these non-GAAP measures that exclude acquisition and other costs, allows users of our financial statements to better review and understand the historical and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.
•Restructuring Costs. We provide non-GAAP information that excludes restructuring costs such as severance and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities and costs related to the separation of employment with executives of the Company. In addition, we exclude certain costs resulting from the spin-off of N-able reported in continuing operations. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Cyber Incident Costs. We exclude certain expenses resulting from the Cyber Incident. Expenses include costs to investigate and remediate the Cyber Incident, and legal and other professional services related thereto, and consulting services being provided to customers at no charge. Cyber Incident costs are provided net of expected and received insurance reimbursements, although the timing of recognizing insurance reimbursements may differ from the timing of recognizing the associated expenses. We expect to incur significant legal and other professional services expenses associated with the Cyber Incident in future periods. The Cyber Incident results in operating expenses that would not have otherwise been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance. We continue to invest significantly in cybersecurity and expect to make additional investments. These estimated investments are in addition to the Cyber Incident costs and not included in the net Cyber Incident costs reported.
•Goodwill and Indefinite-lived Intangible Asset Impairment. We provide non-GAAP information that excludes non-cash goodwill and indefinite-lived intangible asset impairment charges. We believe that providing these non-GAAP measures that exclude these non-cash impairment charges allows users of our financial statements to better review and understand our historical and current operating results. In addition, as a significant portion of our goodwill and indefinite-lived intangible assets were derived from the Take Private transaction, providing these non-GAAP measures that exclude these impairment charges facilitates comparisons to our peers who may not have undertaken a transformational acquisition resulting in significant goodwill and indefinite-lived intangible assets.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Diluted Share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding the adjustments to non-GAAP revenue, non-GAAP cost of revenue and non-GAAP operating income, losses on extinguishment of debt, certain other non-operating gains and losses and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the weighted average outstanding diluted common shares.
Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as it is a measure we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding the impact of purchase accounting on total revenue, amortization of acquired intangible assets and developed technology, depreciation expense, stock-based compensation expense and related employer-paid payroll taxes, restructuring costs, acquisition and other costs, Cyber Incident costs, goodwill and indefinite-lived intangible asset impairment, interest expense, net, debt related costs including fees related to our credit agreements, debt extinguishment and refinancing costs, unrealized foreign currency (gains) losses, and income tax expense (benefit). We define adjusted EBITDA margin as adjusted EBITDA divided by non-GAAP revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA excludes the impact of the write-down of deferred revenue due to purchase accounting in connection with acquisitions, and therefore includes revenue that will never be recognized under GAAP; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition and other costs, restructuring costs, Cyber Incident costs, employer-paid payroll taxes on stock awards and other one-time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
#SWIfinancials
About SolarWinds
SolarWinds (NYSE:SWI) is a leading provider of simple, powerful, and secure IT management software built to enable customers to accelerate their digital transformation. Our solutions provide organizations worldwide—regardless of type, size, or complexity—with a comprehensive and unified view of today’s modern, distributed, and hybrid network environments. We continuously engage with technology professionals—IT service and operations professionals, DevOps and SecOps professionals, and Database Administrators (DBAs) – to understand the challenges they face in maintaining high-performing and highly available IT infrastructures, applications, and environments. The insights we gain from them, in places like our THWACK® community, allow us to address customers’ needs now, and in the future. Our focus on the user and our commitment to excellence in end-to-end hybrid IT management have established SolarWinds as a worldwide leader in solutions for observability, IT service management, application performance, and database management. Learn more today at www.solarwinds.com.
The SolarWinds, SolarWinds & Design, Orion, and THWACK trademarks are the exclusive property of SolarWinds Worldwide, LLC or its affiliates, are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos may be common law marks or are registered or pending registration. All other trademarks mentioned herein are used for identification purposes only and are trademarks of (and may be registered trademarks of) their respective companies.
© 2022 SolarWinds Worldwide, LLC. All rights reserved.

CONTACTS:

Investors and Media:
Jenne Barbour Phone: 512.498.6804 Investors: ir@solarwinds.com Media: pr@solarwinds.com

SolarWinds Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$722,440	$732,116
Short-term investments	55,768	—
Accounts receivable, net of allowances of $726 and $476 as of June 30, 2022 and December 31, 2021, respectively	83,528	95,095
Income tax receivable	1,170	1,114
Prepaid and other current assets	23,068	30,515
Total current assets	885,974	858,840
Property and equipment, net	27,659	29,722
Operating lease assets	67,397	74,318
Deferred taxes	132,866	144,162
Goodwill	2,642,388	3,308,405
Intangible assets, net	281,908	342,563
Other assets, net	40,369	34,117
Total assets	$4,078,561	$4,792,127
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,515	$7,327
Accrued liabilities and other	37,386	41,328
Current operating lease liabilities	14,904	14,382
Accrued interest payable	234	153
Income taxes payable	16,944	3,086
Current portion of deferred revenue	315,108	327,701
Current debt obligation	19,900	19,900
Total current liabilities	411,991	413,877
Long-term liabilities:
Deferred revenue, net of current portion	34,887	34,968
Non-current deferred taxes	7,968	16,918
Non-current operating lease liabilities	66,143	74,543
Other long-term liabilities	74,495	93,156
Long-term debt, net of current portion	1,865,270	1,870,769
Total liabilities	2,460,754	2,504,231
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 1,000,000,000 shares authorized and 160,870,907 and 159,176,042 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	161	159
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	2,594,192	2,566,783
Accumulated other comprehensive income (loss)	(69,411)	1,306
Accumulated deficit	(907,135)	(280,352)
Total stockholders’ equity	1,617,807	2,287,896
Total liabilities and stockholders’ equity	$4,078,561	$4,792,127

SolarWinds Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Subscription	$36,980	$29,608	$75,727	$57,925
Maintenance	113,972	120,502	229,467	241,167
Total recurring revenue	150,952	150,110	305,194	299,092
License	25,082	26,678	47,708	51,552
Total revenue	176,034	176,788	352,902	350,644
Cost of revenue:
Cost of recurring revenue	15,460	15,728	33,291	31,382
Amortization of acquired technologies	3,648	40,098	20,875	80,515
Total cost of revenue	19,108	55,826	54,166	111,897
Gross profit	156,926	120,962	298,736	238,747
Operating expenses:
Sales and marketing	64,615	58,076	125,659	115,742
Research and development	22,108	25,831	45,530	52,189
General and administrative	41,283	30,719	73,947	61,584
Amortization of acquired intangibles	13,103	13,882	26,342	27,920
Goodwill impairment	612,395	—	612,395	—
Total operating expenses	753,504	128,508	883,873	257,435
Operating loss	(596,578)	(7,546)	(585,137)	(18,688)
Other income (expense):
Interest expense, net	(18,401)	(16,191)	(34,488)	(32,365)
Other income (expense), net	726	(269)	557	387
Total other expense	(17,675)	(16,460)	(33,931)	(31,978)
Loss before income taxes	(614,253)	(24,006)	(619,068)	(50,666)
Income tax expense (benefit)	7,871	(2,121)	7,715	(7,001)
Net loss from continuing operations	(622,124)	(21,885)	$(626,783)	$(43,665)
Net income from discontinued operations, net of tax	—	10,261	$—	$24,881
Net loss	$(622,124)	$(11,624)	$(626,783)	$(18,784)
Net loss from continuing operations available to common stockholders	$(622,124)	$(21,885)	$(626,783)	$(43,665)
Net income from discontinued operations available to common stockholders	$—	$10,261	$—	$24,881
Net income (loss) available to common stockholders per share:
Basic loss from continuing operations per share	$(3.87)	$(0.14)	$(3.91)	$(0.28)
Basic earnings from discontinued operations per share	—	0.07	—	0.16
Basic loss per share	$(3.87)	$(0.07)	$(3.91)	$(0.12)
Diluted loss from continuing operations per share	$(3.87)	$(0.14)	$(3.91)	$(0.28)
Diluted earnings from discontinued operations per share	—	0.07	—	0.16
Diluted loss per share	$(3.87)	$(0.07)	$(3.91)	$(0.12)
Weighted-average shares used to compute net income (loss) available to common stockholders per share:
Shares used in computation of basic earnings (loss) per share	160,663	157,854	160,257	157,491
Shares used in computation of diluted earnings (loss) per share	160,663	157,854	160,257	157,491

SolarWinds Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss from continuing operations	$(626,783)	$(43,665)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	54,059	116,008
Goodwill and indefinite-lived intangible asset impairment	621,760	—
Provision for losses on accounts receivable	366	395
Stock-based compensation expense	32,684	27,520
Amortization of debt issuance costs	4,536	4,498
Deferred taxes	(9,027)	(8,803)
Gain on foreign currency exchange rates	(440)	(1,139)
Other non-cash expenses	142	1,033
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	8,912	16,782
Income taxes receivable	(110)	(2,280)
Prepaid and other assets	6,566	(3,278)
Accounts payable	252	(2,105)
Accrued liabilities and other	(3,976)	(9,569)
Accrued interest payable	81	(4)
Income taxes payable	(4,700)	(28,294)
Deferred revenue	(2,998)	(18,610)
Other long-term liabilities	116	(276)
Net cash provided by operating activities from continuing operations	81,440	48,213
Cash flows from investing activities
Purchases of investments	(55,885)	—
Purchases of property and equipment	(3,533)	(5,367)
Purchases of intangible assets	(7,508)	(1,571)
Acquisitions, net of cash acquired	(6,500)	447
Net cash used in investing activities from continuing operations	(73,426)	(6,491)
Cash flows from financing activities
Proceeds from issuance of common stock under employee stock purchase plan	1,753	3,129
Repurchase of common stock and incentive restricted stock	(7,921)	(10,059)
Exercise of stock options	37	401
Repayments of borrowings from credit agreement	(9,950)	(9,950)
Net cash used in financing activities from continuing operations	(16,081)	(16,479)
Effect of exchange rate changes on cash and cash equivalents from continuing operations	(1,609)	(3,453)
Cash flows of discontinued operations
Operating activities of discontinued operations	—	34,825
Investing activities of discontinued operations	—	(15,009)
Financing activities of discontinued operations	—	(903)
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	—	(566)
Net cash provided by discontinued activities	—	18,347
Net increase (decrease) in cash and cash equivalents	(9,676)	40,137
Cash and cash equivalents
Beginning of period	732,116	370,498
End of period	$722,440	$410,635

Supplemental disclosure of cash flow information
Cash paid for interest	$30,933	$27,995
Cash paid for income taxes	$19,422	$35,715

SolarWinds Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures from Continuing Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(in thousands, except margin data)
Total GAAP revenue	$176,034	$176,788	$352,902	$350,644
Impact of purchase accounting(1)	—	55	—	134
Total non-GAAP revenue	$176,034	$176,843	$352,902	$350,778

GAAP cost of revenue	$19,108	$55,826	$54,166	$111,897
Stock-based compensation expense and related employer-paid payroll taxes	(578)	(560)	(1,097)	(1,023)
Amortization of acquired technologies	(3,648)	(40,098)	(20,875)	(80,515)
Acquisition and other costs	—	(2)	—	(4)
Cyber Incident costs	(7)	(652)	(163)	(1,472)
Non-GAAP cost of revenue	$14,875	$14,514	$32,031	$28,883

GAAP gross profit	$156,926	$120,962	$298,736	$238,747
Impact of purchase accounting(1)	—	55	—	134
Stock-based compensation expense and related employer-paid payroll taxes	578	560	1,097	1,023
Amortization of acquired technologies	3,648	40,098	20,875	80,515
Acquisition and other costs	—	2	—	4
Cyber Incident costs	7	652	163	1,472
Non-GAAP gross profit	$161,159	$162,329	$320,871	$321,895
GAAP gross margin	89.1%	68.4%	84.7%	68.1%
Non-GAAP gross margin	91.5%	91.8%	90.9%	91.8%

GAAP sales and marketing expense	$64,615	$58,076	$125,659	$115,742
Stock-based compensation expense and related employer-paid payroll taxes	(5,718)	(5,207)	(11,233)	(10,763)
Restructuring costs	—	(82)	(163)	(222)
Cyber Incident costs	(62)	(756)	(130)	(1,522)
Non-GAAP sales and marketing expense	$58,835	$52,031	$114,133	$103,235

GAAP research and development expense	$22,108	$25,831	$45,530	$52,189
Stock-based compensation expense and related employer-paid payroll taxes	(2,731)	(2,772)	(5,355)	(6,470)
Acquisition and other costs	—	(188)	—	(339)
Restructuring costs	—	(525)	—	(525)
Cyber Incident costs	—	—	(2)	(8)
Non-GAAP research and development expense	$19,377	$22,346	$40,173	$44,847

GAAP general and administrative expense	$41,283	$30,719	$73,947	$61,584
Stock-based compensation expense and related employer-paid payroll taxes	(8,514)	(5,326)	(15,793)	(10,137)
Acquisition and other costs	(118)	(55)	(286)	(828)
Restructuring costs	(7)	(958)	(1,267)	(1,553)
Cyber Incident costs, net	(3,679)	(9,324)	(9,169)	(17,893)
Goodwill and indefinite-lived intangible asset impairment	(9,365)	—	(9,365)	—
Non-GAAP general and administrative expense	$19,600	$15,056	$38,067	$31,173

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(in thousands, except margin data)
GAAP operating expenses	$753,504	$128,508	$883,873	$257,435
Stock-based compensation expense and related employer-paid payroll taxes	(16,963)	(13,305)	(32,381)	(27,370)
Amortization of acquired intangibles	(13,103)	(13,882)	(26,342)	(27,920)
Acquisition and other costs	(118)	(243)	(286)	(1,167)
Restructuring costs	(7)	(1,565)	(1,430)	(2,300)
Cyber Incident costs, net	(3,741)	(10,080)	(9,301)	(19,423)
Goodwill and indefinite-lived intangible asset impairment	(621,760)	—	(621,760)	—
Non-GAAP operating expenses	$97,812	$89,433	$192,373	$179,255

GAAP operating loss	$(596,578)	$(7,546)	$(585,137)	$(18,688)
Impact of purchase accounting(1)	—	55	—	134
Stock-based compensation expense and related employer-paid payroll taxes	17,541	13,865	33,478	28,393
Amortization of acquired technologies	3,648	40,098	20,875	80,515
Amortization of acquired intangibles	13,103	13,882	26,342	27,920
Acquisition and other costs	118	245	286	1,171
Restructuring costs	7	1,565	1,430	2,300
Cyber Incident costs, net	3,748	10,732	9,464	20,895
Goodwill and indefinite-lived intangible asset impairment	621,760	—	621,760	—
Non-GAAP operating income	$63,347	$72,896	$128,498	$142,640
GAAP operating margin	(338.9)%	(4.3)%	(165.8)%	(5.3)%
Non-GAAP operating margin	36.0%	41.2%	36.4%	40.7%

GAAP net loss from continuing operations	$(622,124)	$(21,885)	$(626,783)	$(43,665)
Impact of purchase accounting(1)	—	55	—	134
Stock-based compensation expense and related employer-paid payroll taxes	17,541	13,865	33,478	28,393
Amortization of acquired technologies	3,648	40,098	20,875	80,515
Amortization of acquired intangibles	13,103	13,882	26,342	27,920
Acquisition and other costs	118	245	286	1,171
Restructuring costs	3	1,565	1,390	2,300
Cyber Incident costs, net	3,748	10,732	9,464	20,895
Goodwill and indefinite-lived intangible asset impairment	621,760	—	621,760	—
Tax benefits associated with above adjustments	(3,312)	(17,370)	(14,759)	(34,682)
Non-GAAP net income	$34,485	$41,187	$72,053	$82,981

GAAP diluted loss from continuing operations per share	$(3.87)	$(0.14)	$(3.91)	$(0.28)
Non-GAAP diluted earnings per share	$0.21	$0.26	$0.45	$0.53
_______________
(1) Adjustment represents the impact of purchase accounting to the subscription revenue line item.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA from Continuing Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(in thousands, except margin data)
Net loss	$(622,124)	$(11,624)	$(626,783)	$(18,784)
Less: Net income from discontinued operations	—	10,261	—	24,881
Net loss from continuing operations	(622,124)	(21,885)	(626,783)	(43,665)
Amortization and depreciation	20,131	57,653	54,059	116,008
Income tax expense (benefit)	7,871	(2,121)	7,715	(7,001)
Interest expense, net	18,401	16,191	34,488	32,365
Impact of purchase accounting on total revenue	—	55	—	134
Unrealized foreign currency (gains) losses	(720)	333	(440)	(1,116)
Acquisition and other costs	118	245	286	1,171
Debt related costs	95	93	197	192
Stock-based compensation expense and related employer-paid payroll taxes	17,541	13,865	33,478	28,393
Restructuring costs	3	1,565	1,390	2,300
Cyber Incident costs, net	3,748	10,732	9,464	20,895
Goodwill and indefinite-lived intangible asset impairment	621,760	—	621,760	—
Adjusted EBITDA	$66,824	$76,726	$135,614	$149,676
Adjusted EBITDA margin	38.0%	43.4%	38.4%	42.7%

Reconciliation of Non-GAAP Revenue to Non-GAAP Revenue
on a Constant Currency Basis from Continuing Operations
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Growth Rate	2022	2021	Growth Rate

	(in thousands, except percentages)
Total GAAP revenue	$176,034	$176,788	(0.4)%	$352,902	$350,644	0.6%
Impact of purchase accounting(1)	—	55	(0.1)	—	134	—
Non-GAAP total revenue	176,034	176,843	(0.5)	352,902	350,778	0.6
Estimated foreign currency impact(2)	3,622	—	2.0	5,546	—	1.6
Non-GAAP total revenue on a constant currency basis	$179,656	$176,843	1.6%	$358,448	$350,778	2.2%

_______
(1)Adjustment represents the impact of purchase accounting to the subscription revenue line item.
(2)The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods in the three and six months ended June 30, 2022.

Reconciliation of Non-GAAP Total Revenue Outlook on a Constant Currency Basis

	Q3 2022
	Low	High	Low(2)	High(2)

	(in millions, except year-over-year percentages)
Total revenue	$180	$185	(1)%	2%
Estimated foreign currency impact	5	5	3	3
Non-GAAP total revenue on a constant currency basis(1)	$185	$190	2%	5%

	Full Year 2022
	Low	High	Low(2)	High(2)

	(in millions, except year-over-year percentages)
Total revenue	$715	$725	(1)%	1%
Estimated foreign currency impact	15	15	3	2
Non-GAAP total revenue on a constant currency basis(1)	$730	$740	2%	3%

________
(1)Non-GAAP revenue on a constant currency basis is calculated using the average foreign currency exchange rates in the comparable prior year periods and applying those rates to the estimated foreign-denominated revenue in the corresponding periods rather than the forecasted foreign currency exchange rates for the future periods.
(2)Revenue growth rates are calculated using non-GAAP revenue from the comparable prior period.

Reconciliation of Unlevered Free Cash Flow from Continuing Operations
(Unaudited)

	Six Months Ended June 30,
	2022	2021

	(in thousands)
Net cash provided by operating activities from continuing operations	$81,440	$48,213
Capital expenditures(1)	(11,041)	(6,938)
Free cash flow	70,399	41,275
Cash paid for interest and other debt related items	30,069	28,158
Cash paid for acquisition and other costs, restructuring costs, Cyber Incident costs, net, employer-paid payroll taxes on stock awards and other one-time items	13,922	30,612
Unlevered free cash flow (excluding forfeited tax shield)	114,390	100,045
Forfeited tax shield related to interest payments(2)	(7,579)	(6,579)
Unlevered free cash flow	$106,811	$93,466
_______________
(1)Includes purchases of property and equipment and purchases of intangible assets.
(2)Forfeited tax shield related to interest payments assumes a statutory rate of 24.5% for the six months ended June 30, 2022 and 23.5% for the six months ended June 30, 2021.